Exhibit 15.1


                               [KPMG Letterhead]

                                                 KPMG
                                                 KPMG House,
                                                 Kamala Mills Compound,
                                                 448, Senapati Bapat Marg,
                                                 Lower Parel,
                                                 Mumbai-400 013
                                                 India


ICICI Bank Limited
Bandra Kurla Complex
Mumbai 400051


Re: Registration Statement No. 333-


With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated November 3, 2005 related to our review of interim financial information.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.



KPMG

Independent Registered Public Accounting Firm
Mumbai, India

November 16, 2005